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                                                                    Exhibit 99.2

For Immediate Release

Contact:   Michelle Mahue
           Vice President of Investor Relations
           Developers Diversified Realty
           Ph: 216.755.5500
           Email:  mmahue@ddr.com

             DEVELOPERS DIVERSIFIED REALTY ANNOUNCES CONFERENCE CALL

         COMPANY TO ACQUIRE $2.3 BILLION SHOPPING CENTER PORTFOLIO FROM
                      BENDERSON DEVELOPMENT COMPANY, INC.

Cleveland, OH - March 31, 2004 -- Developers Diversified Realty (NYSE: DDR) announced today it has entered into a binding agreement to purchase 110 retail real estate assets, totaling 18.8 million square feet from Benderson Development Company, Inc. ("Benderson"), the largest private developer, owner and operator of high-quality market dominant community centers in North America. Developers Diversified will conduct a conference call and an audio webcast on April 1, 2004 at 9 a.m. EST.

To access the conference call, dial 1.888.413.7909 at least ten minutes prior to the scheduled start of the call. When prompted, provide the access code: 426393. The conference call will be recorded and available for replay beginning at 12 p.m., April 1, 2004 and will be available until 11:59 p.m., May 1, 2004. To access the conference call recording, please call 1.888.266.2081 and use the access code: 426393. The conference call will be webcast by CCBN, www.ccbn.com, and can be accessed via the DDR web site, www.ddr.com.

Developers Diversified Realty currently owns and manages over 360 shopping centers in 44 states totaling over 82 million square feet of real estate under management. Developers Diversified is a self-administered and self-managed real estate investment trust (REIT) operating as a fully integrated real estate company which develops, leases and manages shopping centers. You can learn more about Developers Diversified on the internet at www.ddr.com.

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